UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2005

DICKIE WALKER MARINE, INC.

(Exact name of registrant specified in charter)

Delaware	000-49819	33-0931599
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 South Coast Highway

Oceanside CA 92054

(Address of principal executive offices) (Zip Code)

(760) 450-0360

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	— Other Events.

On August 1, 2005, Dickie Walker Marine, Inc. issued a press release stating that its common stock will continue to be listed on The Nasdaq SmallCap Market via an exception from the minimum $2,500,000 shareholders’ equity requirement. While the Company failed to meet that requirement as of December 31, 2004, the Company was granted a temporary exception from the standard subject to its meeting certain conditions as of August 15, 2005 and September 30, 2005. The exception was granted by a Nasdaq Listing Qualifications Panel pursuant to the previously announced hearing that was held on July 14, 2005. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description

99.1	Press release issued August 1, 2005 announcing that the Company received an exception letter from Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICKIE WALKER MARINE, INC.

Date: August 2, 2005	By:	/s/ Gerald W. Montiel
Gerald W. Montiel
Chairman, Chief Executive Officer and President (Duly Authorized Officer)